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                                                                    EXHIBIT 21.1
                                               (Updated as of February 21, 2001)

                       SANTA FE INTERNATIONAL CORPORATION

                              SUBSIDIARY COMPANIES

Arab Drilling & Workover Company
Caspian Drilling Company Limited
Desert Rig Operations, Inc.
Fortress Energy Services LLC
Key International Drilling Company Limited
Logistics Forwarding Company, Inc.
Merak Petroleum Base
Nigerian Santa Fe Joint Ventures
Oilfield Services, Inc.
P. T. Santa Fe-Pomeroy Indonesia
P. T. Santa Fe Supraco Indonesia
Platform Capital N.V.
Platform Financial N.V.
SAFEMAL Drilling Sdn. Bhd.
Santa Fe AG
Santa Fe Communications, Inc.
Santa Fe Construction Co.
Santa Fe Drilling Company (Canada) Limited
Santa Fe Drilling Company (Italy) S.r.l.
Santa Fe Drilling Company (North Caspian) Limited
Santa Fe Drilling Company (North Sea) Limited
Santa Fe Drilling Company (Overseas) Limited
Santa Fe Drilling Company (U.K.) Limited
Santa Fe Drilling (N.A.) N.V.
Santa Fe Drilling (Nigeria) Limited
Santa Fe Drilling Operations, Inc.
Santa Fe Drilling Services (North Sea) Limited
Santa Fe Drilling Venezuela, C.A.
Santa Fe Holding Company (North Sea) Limited
Santa Fe International Services, Inc.
Santa Fe Nederland B.V.
Santa Fe (Norge) AS
Santa Fe Operations (Nigeria) Limited
Santa Fe Services Netherlands B.V.
Santa Fe Techserv (North Sea) Limited
Saudi Drilling Company Limited
Sphere Supply, Inc.